EXHIBIT 99


Release Date:                                              Further Information:

IMMEDIATE RELEASE                                          David J. Bursic
April 15, 2003                                             President and CEO
                                                                  or
                                                           Pamela M. Tracy
                                                           Investor Relations
                                                           Phone: 412/364-1913




          WVS FINANCIAL CORP. ANNOUNCES THIRD QUARTER, AND NINE MONTHS
             ENDED MARCH 31, 2003 NET INCOME AND EARNINGS PER SHARE

     Pittsburgh, PA -- WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported that for the nine months ended March 31, 2003, diluted earnings per share totaled $0.95 compared to $1.21 for the same period in 2002. Net income totaled $2,513,000 for the nine months ended March 31, 2003 compared to net income of $3,315,000 for the same period in 2002. The $802,000 decrease in net income during the period was primarily attributable to a $1,354,000 decrease in net interest income and a $76,000 increase in non-interest expense, which were partially offset by a $454,000 decrease in income tax expense, a $128,000 decrease in the provision for loan losses, and a $46,000 increase in non-interest income. The decrease in net interest income was primarily attributable to lower rates earned on Company assets due to lower market interest rates, and lower average balances of net loans receivable, which were partially offset by lower rates paid on deposits and borrowings. The Company experienced higher levels of repayments on its loan, investment and mortgage-backed securities portfolios due to refinancing activities. The Company used these proceeds to paydown short-term debt and to fund shorter term loans, investments and mortgage-backed securities to better manage its interest rate risk. The increase in non-interest expense was principally attributable to legal and disposition costs associated with collecting past due loans and liquidating collateral. The decrease in income tax expense was primarily attributable to lower levels of taxable income, while the decrease in the allowance for loan losses is due to reduced levels of net loans receivable and collections on past due loans. The increase in non-interest income was principally attributable to the sale of investments from the Company's investment portfolio.

     Diluted earnings per share and net income for the quarter ended March 31, 2003 totaled $0.28 and $732,000, respectively, compared to $0.35 and $965,000 for the same period in 2002. The $233,000 decrease in net income for the quarter ended March 31, 2003 was primarily attributable to a $458,000 decrease in net interest income and a $14,000 decrease in non-interest income, which were partially offset by a $147,000 decrease in income tax expense, a $89,000 decrease in provision for loan losses, and a $3,000 decrease in non-interest expense. The decrease in net interest income was primarily attributable to lower average balances of net loans receivable and lower rates earned on Company assets due to lower market interest rates which were partially offset by lower rates paid on deposits and borrowings. The Company experienced higher levels of repayments on its loan, investment and mortgage-backed securities portfolios due to refinancing activities. The Company used these proceeds to paydown short-term debt and to fund shorter term loans, investments and mortgage-backed securities to better manage its interest rate risk. The decrease in non-interest income was principally attributable to decreases in service charge fee income. The decrease in income tax expense was principally attributable to lower levels of taxable income. The decrease in allowance for loan losses is due to reduced levels of net loans receivable and collections on past due loans.

     As part of its asset/liability management strategy, the Company has limited its origination of longer-term fixed rate loans to mitigate its exposure to a rise in market interest rates. The Company will begin to originate longer-term fixed rate loans for sale on a correspondent basis to increase non-interest income and to contribute to net income. Despite the challenges of record low market interest rates and the war with Iraq, the Company's return on equity and return on assets for the nine months ended March 31, 2003 were 10.96% and 0.88%, respectively.

     WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank which conducts business in the North Hills suburbs of Pittsburgh, Pennsylvania.

                               --TABLES ATTACHED--
                                      # # #



                                                    WVS FINANCIAL CORP. AND SUBSIDIARY
                                                   SELECTED CONSOLIDATED FINANCIAL DATA
                                                (Dollars in thousands except per share data)


                                              March 31,           June 30,            March 31,
                                               2003                2002                2002
                                            (Unaudited)         (Unaudited)         (Unaudited)
                                            -----------         -----------         -----------
Total assets                                 $368,242            $404,911             $390,813
Net loans receivable                          107,819             152,905              161,275
Investment securities available-for-sale        4,274               8,426                1,925
Investment securities held-to-maturity        131,335             142,958              129,536
Mortgage-backed securities available-for-
   sale                                         4,858               6,450                6,770
Mortgage-backed securities held-to-
   maturity                                   101,146              76,093               74,089
Deposits                                      165,015             174,659              171,898
FHLB advances                                 151,487             159,937              173,787
Other borrowings                               11,424              33,731                9,078
Equity                                         30,125              30,253               29,761
Book value per share                            11.65               11.30                11.02
Return on average assets                        0.88%               1.16%                1.15%
Return on average equity                       10.96%              14.85%               14.79%



                                                    WVS FINANCIAL CORP. AND SUBSIDIARY
                                                   SELECTED CONSOLIDATED OPERATING DATA
                                                   (In thousands except per share data)

                                           Three Months Ended             Nine Months Ended
                                               March 31,                      March 31,
                                              (Unaudited)                   (Unaudited)
                                      ---------------------------     -------------------------
                                         2003             2002           2003           2002
                                      ----------       ----------     ----------     ----------
Interest income                       $    4,636       $    5,574     $   15,092     $   18,215
Interest expense                           2,841            3,321          9,048         10,817
                                      ----------       ----------     ----------     ----------
Net interest income                        1,795            2,253          6,044          7,398
Provision for loan losses                   (89)                0           (71)             57
                                      ----------       ----------     ----------     ----------
Net interest income after
  provision for loan losses                1,884            2,253          6,115          7,341
Non-interest income                          152              166            566            520
Non-interest expense                         975              978          3,139          3,063
Income before income tax              ----------       ----------     ----------     ----------
  expense                                  1,061            1,441          3,542          4,798
Income taxes                                 329              476          1,029          1,483
                                      ----------       ----------     ----------     ----------
NET INCOME                                  $732             $965         $2,513         $3,315
                                      ==========       ==========     ==========     ==========
EARNINGS PER SHARE:
  Basic                                    $0.28            $0.36          $0.96          $1.21
  Diluted                                  $0.28            $0.35          $0.95          $1.21

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                2,593,546        2,714,480      2,629,122      2,736,254
  Diluted                              2,598,775        2,720,976      2,634,468      2,745,783